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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

        The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                        Dated: January 26, 2005

                                        ARTISAN INVESTMENT CORPORATION
                                        for itself and as general partner of
                                        ARTISAN PARTNERS LIMITED PARTNERSHIP

                                        By: Lawrence A. Totsky*
                                            ------------------------------------

                                        ANDREW A. ZIEGLER

                                        Andrew A. Ziegler*
                                        ----------------------------------------

                                        CARLENE MURPHY ZIEGLER

                                        Carlene Murphy Ziegler*
                                        ----------------------------------------

                                       *By: /s/ Lawrence A. Totsky
                                            ------------------------------------
                                            Lawrence A. Totsky
                                            Chief Financial Officer of Artisan
                                            Investment Corporation
                                            Attorney-in-Fact for Andrew A.
                                            Ziegler
                                            Attorney-in-Fact for Carlene Murphy
                                            Ziegler

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